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                                                                    Exhibit 3.30

                                MAXI DRUG, INC.

                                    BY-LAWS

                           Adopted November 29, 1990

                                    ARTICLE I

                                OFFICES AND SEAL

     Section 1.01. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation shall continuously maintain a registered agent at such office.

     Section 1.02. OTHER OFFICES. The Corporation may have its principal office for the transaction of business, and other offices or places of business, at any place within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

     Section 1.03. SEAL. The corporate seal shall contain the name of the Corporation, the year of Incorporation, and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be affixed, impressed, or reproduced, or used in any other manner permitted by law.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.01. PLACE OF MEETINGS. Meetings of the stockholders shall be held at such places within or without the State of Delaware as may be fixed by the Board of Directors or, if the Board does not fix the place, by the person or group calling the meeting, and as stated in the notice of the meeting.

     Section 2.02. ANNUAL MEETING. Beginning with the first calendar year after the year of incorporation, an annual meeting of the stockholders shall be held on the last Friday of September each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding business day). The purposes for which the annual meeting is to be held in addition to those prescribed by law, the Articles of Organization or these By-Laws, shall be specified by the Director(s) or the President. If no annual meeting is held in accordance with this Section, a special meeting may be held in lieu thereof, and any action taken at such a meeting shall have the same effect as if taken at the

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annual meeting.

     Section 2.03. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman of the Board or the President. A special meeting of the stockholders shall also be called by the Clerk at the request in writing of at least half of the Board of Directors or of holders of ten percent (10%) or more of the shares entitled to vote at the meeting. The notice shall state the purpose or purposes of the proposed meeting. The business transacted at any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice of the meeting, unless otherwise agreed by all stockholders present in person or by proxy and entitled to vote at the meeting.

     Section 2.04. NOTICE TO STOCKHOLDERS. Not less than ten (10) nor more than sixty (60) days before the date of any meeting of the stockholders, the Clerk shall give to each stockholder entitled to vote at the meeting written notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given in the manner set forth in Article V.

     Section 2.05. PRESIDING OFFICER. The President shall preside at all meetings of the stockholders, unless the Board shall have elected a person other than the President to serve as Chairman; in the absence of the President the Chairman of the Board, if any, shall preside. In the absence of both the Chairman of the Board and the President, a presiding officer shall be selected by vote of the holders of a majority of the shares of stock whose holders are present in person or by proxy and entitled to vote at the meeting.

     Section 2.06. QUORUM. At any meeting of the stockholders, the presence in person or by proxy of the holders of a majority of the shares of stock shall be necessary to constitute a quorum. If at any meeting of the stockholders a quorum is not present, the holders of a majority of the shares shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as provided in Section 2.07), until a quorum is present. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.

     Section 2.07. ADJOURNMENT. Any meeting of the stockholders may be adjourned from time to time by the holders of a majority of the shares, though less than a quorum. If an adjournment is for more than thirty (30) days, or if after an adjournment a new record date is fixed for the adjourned meeting, the Clerk shall give notice of the adjourned meeting to the stockholders of record entitled to vote at the meeting in the manner provided in these By-Laws for stockholders' meetings generally.

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     Section 2.08.  VOTING. At any meeting of the stockholders duly called and at which a quorum is present, an affirmative vote of the holders of a majority of the shares in person, by electronic means, or by proxy and entitled vote shall be necessary and sufficient to take or authorize action upon any matter that may properly come before the meeting, except when a greater percentage is required by applicable law, the Articles of Organization or these By-Laws. For each outstanding share of stock the holder thereof shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. A stockholder entitled to vote may vote in person or may be represented and vote by proxy appointed by an instrument in writing subscribed by the stockholder or by his duly authorized attorney-in-fact. No such instrument shall be valid after eleven (11) months from its date, unless otherwise provided therein. At all meetings of the stockholders, all questions relating to the qualification of voters shall be decided by the presiding office of the meeting.

     Section 2.09. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if a consent in writing setting forth such action is signed by stockholders entitled to vote thereon having not less than the minimum number of votes that would be necessary authorize or take such action at a meeting at which all of the stockholders entitled to vote thereat were present and voted. If action is so taken by less than unanimous written consent, prompt notice thereof shall be given to the stockholders who have not consented in writing.

                                  ARTICLE III

                                   DIRECTORS

     Section 3.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all of the powers of the Corporation except such as are by law, the Certificate of Incorporation, or these By-Laws conferred upon or reserved to the stockholders.

     Section 3.02. NUMBER AND ELECTION. The Board of Directors shall number no less than one (1) nor greater than seven (7). Directors elected by a majority vote, may nominate successor Directors, unless only one Director is in office. Until the first meeting of the directors is held, the Board shall consist of the persons named as such in the Statement of Incorporators. Thereafter, and at each subsequent annual meeting of the stockholders, the stockholders shall elect Directors and determine the number of members of the Board of Directors. Each Director shall hold office for a term that expires at the next annual meeting, provided that if he or she is not re-elected or his or her successor is not elected thereat and there remains a vacancy

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in the Board of Directors, he or she shall continue to serve until his or her successor is elected or until his or her earlier death, resignation, or removal. Directors need not be stockholders of the Corporation.

     Section 3.03. VACANCIES. Any vacancy occurring in the Board of Directors between annual meetings of the stockholders shall be filled by the remaining Director or Directors, or, in the absence of any such Director, by the holders of stock of each class acting at a special meeting of stockholders. A Director elected to fill a vacancy shall hold office during the remainder of the term of the Director he or she replaces.

     Section 3.04. RESIGNATION OF DIRECTORS. A Director may resign at any time by giving written notice of his or her resignation to the Chairman of the Board or the President. His or her resignation shall take effect at the time received unless another time is specified in the notice.

     Section 3.05. COMPENSATION OF DIRECTORS. Each Director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for the attendance at meetings of the Board of Directors, or both, as the Board may from time to time determine, together with the reimbursement for the reasonable expenses incurred by him or her in connection with the performance of his or her duties. Each Director who serves as a member of any Committee of the Board, in consideration of his or her serving as such, shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with the reimbursement for the reasonable expenses incurred by him or her in connection with the performance of his or her duties. Nothing in this Section shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

     Section 3.06. COMMITTEES OF THE BOARD. (a) The Board of Directors may, by resolution passed by a majority of the Board, establish one or more Committees of the Board, each such Committee to consist of one or more of the Directors. The Board may designate any Director as an alternate member of any Committee, which designation shall entitle him or her to act in the place of any absent or disqualified member at any meeting of the Committee. In the absence or disqualification of a member of a Committee and/or any alternate member to act in his or her place, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another Director to act at the meeting in the place of the absent or disqualified member.

     (b) Any Committee of the Board, to the extent provided in the resolution of the Board establishing it, shall have and may exercise all the powers and authority of the Board in the

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management or direction of the business and affairs of the Corporation, and may authorize the seal of the Corporation, to be affixed to all papers that may require it, provided that (1) no such Committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement or merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, filling a vacancy on the Board, removing a Director, fixing the compensation of the Board for serving on the Board, amending or repealing any resolution of the Board that is not by its terms so amendable or repealable, or amending the By-Laws, and (2) unless the resolution establishing it expressly so provides, no such Committee shall have power or authority to declare any dividend, authorize the issuance of stock, or elect any of the principal officers or remove any of the officers elected by the Board.

     Section 3.07. CHAIRMAN OF THE BOARD. A Chairman of the Board may be elected from among the Directors at the first meeting of the Board of Directors following each annual meeting of the stockholders, by a vote of the majority of the Directors in office, to serve at the pleasure of the Board or until his or her successor is elected. The Chairman of the Board shall, if present, preside at all meetings of the Board and at all meetings of the stockholders. He or she shall perform such other duties as from time to time may be assigned to him or her by the Board. The Chairman of the Board shall be eligible to serve as the officer of the Corporation designated as Chairman, as President, or as any other officer of the Corporation, as provided in Section 6.01.

     Section 3.08. LIMITATION OF LIABILITY. No Director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a Director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for any transaction from which the Director derived an improper personal benefit.

                                   ARTICLE IV

                              MEETINGS OR DIRECTORS

     Section 4.01. TIME AND PLACE OF MEETINGS OF NEW BOARD. The first meeting of each newly elected Board of Directors shall be held at such time and place as are fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary in order legally to constitute the meeting, provided a quorum is present. If the stockholders fail to fix the

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time or place of the newly elected Board, or if such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as are specified in a notice given as hereinafter provided for special meetings of the Board.

     Section 4.02. REGULAR MEETINGS OF THE BOARD. Regular meetings of the Board of Directors may be held without notice at such times and places, within or without the Commonwealth of Massachusetts, as are from time to time determined by resolution of the Board.

     Section 4.03. SPECIAL MEETINGS OF THE BOARD. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the President, or by any two Directors. Notice of the time and place of a special meeting of the Board shall be given to each Director in the manner specified in
Article V at least five (5) days before the date of the meeting if given by mail or at least two (2) days before the date if otherwise given.

     Section 4.04. PRESIDING OFFICER. The President, or if he or she has been elected, the Chairman of the Board, shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the board and the President, a presiding officer shall be selected by a majority vote of the members of the Board present at the meeting.

     Section 4.05. QUORUM. At all meetings of the Board of Directors, or of Committees of the Board, the presence of a majority of the Directors or members of the Committee shall be necessary to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the Directors present may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. The Directors or Committee members present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Directors or Committee members to leave less than a quorum, unless a majority of present members object. At all meetings of any Committee of the Board a quorum shall be constituted by that number of Directors specified in the Resolution establishing the Committee.

     Section 4.06. VOTING. At all meetings of the Board of Directors at which a quorum is present, voting shall be by a simple majority except as otherwise determined by the Board.

     Section 4.07. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any Committee of the Board may be taken without a meeting if a written consent to such action is signed by all members of the board or of the Committee. Such written consents may be signed on separate instruments. Each such written consent shall be filed

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with the minutes of proceedings of the Board or of the Committee.

     4.08. PARTICIPATION VIA COMMUNICATIONS EQUIPMENT. Directors may participate in a meeting of the Board of Directors or of any Committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and such participation in the meeting shall institute presence in person at such meeting.

     4.09. MINUTES. Minutes shall be kept of all meetings of the Board of directors. If the Clerk of the Corporation is not present at the meeting, the minutes shall be kept by a person designated by the Chairman of the meeting and shall be filed with the Clerk. Minutes of meetings of a Committee shall be distributed to the Board in accordance with resolutions establishing such Committee.

                                    ARTICLE V

                                     NOTICES

     Section 5.01. HOW MADE. Any notice required by law, the Certificate of Incorporation, or these By-Laws to be given to stockholders or Directors shall be in writing. Such notice to a stockholder or Director shall be either presented to him personally, or left at his residence or usual place of business, or transmitted by prepaid telegram, telex, or other mode of record communication, or mailed postage prepaid, to him at his address as it appears on the records of the Corporation. Notice by mail shall be deemed to have been given on the day after its deposit in the United States mail. Notice by telegram, telex, or other mode of record communication shall be deemed to have been given at the time of dispatch. A notice of meeting need not state the purpose of the meeting except to the extent required by law, the Articles of Organization, or these By-Laws.

     Section 5.02. WAIVER OF NOTICE. Whenever any notice of the time, place, or purpose of any meeting of the stockholders, the Board of Directors, or a Committee of the Board is required to be given by law, the Articles of Organization or these By-Laws, a written waiver thereof, signed by a person entitled to such notice either before, at, or after the meeting and filed with records of the meeting, or actual attendance in person at a meeting of the Board or of a Committee, shall be deemed equivalent to the giving of such notice to such person. However, attendance of a Director at a meeting of the Board or of a Committee for the express purpose of objecting to the transacting of any business because the meeting is not lawfully called or convened shall not constitute a waiver of notice.

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                                   ARTICLE VI

                                    OFFICERS

     Section 6.01. ENUMERATION. The Corporation shall have as principal officers a President, a Secretary and a Treasurer. The Corporation may have such other officers, including an Executive Vice President, additional Vice Presidents, a Controller, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, as the board of Directors may specify or authorize. A Chairman may be selected from among the Directors. Any two or more offices may be held by the same person, provided that the President and the Clerk shall not be the same person. Any person who holds more than one office may execute, acknowledge, or verify in more than one capacity any instrument required to be executed, acknowledged, or verified by the holders of two or more offices.

     Section 6.02. HOW ELECTED. The principal officers shall be elected by the Board of Directors and the election shall be ratified by the shareholders. Other officers shall be elected by the Board, or appointed, pursuant to authority granted by the Board.

     Section 6.03. TENURE. The tenure of all officers except for the President, Treasurer, and Secretary shall be one year unless a shorter term is specified in the vote choosing or appointing them. Other officers shall serve until resignation or removal or until successors are elected or appointed.

     Section 6.04. REMOVAL. Any officer may be removed by action of the Board of Directors whenever, in the judgment of the Board, the best interests of the Corporation shall be served thereby. Removal of an officer shall be without prejudice to his contractual rights.

     Section 6.05. RESIGNATION. Any officer may resign his office at any time by giving written notice of his resignation to the Chairman of the Board or to the President. His resignation shall take effect at the time received unless another time is specified in the notice.

     Section 6.06. COMPENSATION. The salaries or other compensation of all officers elected by the Board of Directors shall be fixed from time to time by the Board.

     Section 6.07. PRESIDENT. The President shall be the chief executive officer of the Corporation. He or she shall have general and active supervision over the management of the business, affairs, and property of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall have all general powers and duties normally vested in the chief executive officer of a Corporation and, in addition, shall have such other powers and perform such

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other duties as may be prescribed from time to time by the Board.

     Section 6.08. VICE PRESIDENTS. Vice Presidents, if appointed by the Board, shall in the absence of disability of the President, perform the duties and exercise the powers of the President as assigned by the Board, and shall perform such other duties and powers as the Board of Directors, the Chairman, or the President may from time to time prescribe. Vice Presidents may be given such designation as, for example, Vice President - Research, as the Board may determine. The Executive Vice President, if one is appointed by the Board, shall be senior to any Vice Presidents elected by the Board or appointed pursuant to authority granted by the Board.

     Section 6.09. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all the proceedings of all such meetings in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board, the Chairman and Managing Director, or the President, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the Corporation and, when authorized, shall affix the same to any instrument requiring it, and when the seal is so affixed, is shall be attested by his signature.

     Section 6.10. TREASURER. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse such funds of the Corporation as may be ordered by the Board, the Chairman and Managing Director, or the President, taking proper vouchers for such disbursements, and shall render to the Chairman and Managing Director and President, and to the Board at its regular meetings or whenever the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. He or she shall sign such documents as require the signature of the Treasurer and such other duties as may from time to time be assigned by the Board. He shall give the Corporation a bond in such sum and with such surety or sureties as may be required by the Board for the faithful performance of the duties of his office and for the resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 6.11. OTHER OFFICERS. Officers other than the principal officers shall have such duties as may be specified by the Board of Directors or by the person appointing them pursuant to authority granted by the Board.

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                                  ARTICLE VII

                         ISSUANCE AND TRANSFER OF STOCK

     Section 7.01. CERTIFICATE OF STOCK. Each stockholder shall be entitled to a certificate or certificates evidencing the number of shares of stock of the corporation owned by him. Each certificate shall be signed by the President and countersigned by the Clerk or the Treasurer, which signatures may be facsimiles if the certificate is countersigned by manual signature of a duly authorized employee or a duly appointed registrar or transfer agent, and shall be sealed with the corporate seal or a facsimile thereof. Certificates shall be numbered and registered in the order in which they are issued. If any certificate bears the signature of an officer of the Corporation who has ceased to be such officer before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issuance.

     Section 7.02. THEFT, LOSS, OR DESTRUCTION OF CERTIFICATES. The owner of any shares of stock of the Corporation shall immediately give notice to the Corporation of any theft, loss, or destruction of the certificate therefor. Upon the making of an affidavit of the fact of theft, loss, or destruction by such owner, or upon furnishing by the holder or other proof of the fact satisfactory to the officers, the officers may cause a new certificate or certificates to be issued in place of the certificate alleged to have been stolen, lost, or destroyed. When so causing the issuance of a new certificate, the officers may, as a condition precedent to its delivery, require the owner of the stolen, lost, or destroyed certificate, or his legal representative, to advertise the same in such sufficient surety, to the Corporation to indemnify it against any loss or claim that may arise by reason of the issuance and delivery of the new certificate.

     Section 7.03. TRANSFER OF SHARES. Transfer of shares of stock of the Corporation shall be made on the books of the Corporation by order of the holder of the shares, in person or by his duly authorized attorney-in-fact, upon surrender and cancellation of a certificate or certificates for a like number of shares. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence or succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue or cause the transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books, subject to Section 7.04.

     Section 7.04. STATEMENTS REQUIRED IN CERTIFICATES. Every certificate for shares of stock of the Corporation shall set forth

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upon the face or back of the certificate a full statement of the restrictions and limitations on the transferability of the shares adopted by the shareholders, or a reference thereto, pursuant to Delaware Corporation Law
Section 202.

     Section 7.05. FIXING RECORD DATE. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice or to vote at any meeting of the stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than sixty (60) days, and in case of a meeting of the stockholders not less than ten (10) days, before the date on which the particular action requiring such determination of stockholders is to be taken. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting, provided that the Board may fix a new record date for the adjourned meeting.

     Section 7.06. CLOSING TRANSFER BOOKS. In lieu of fixing a record date for the purpose of any determination pursuant to Section 7.50, the Board of Directors may direct that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice or to vote at a meeting of the stockholders, such books shall be closed for a least ten (10) days immediately preceding the meeting.

     Section 7.07. RECORD DATE WHERE NONE IS FIXED. If the Board of Directors neither fixes a record date in advance nor directs the closing of the stock transfer books, then (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day on which notice of the meeting is given or the day thirty
(30) days before the meeting, whichever is closer to the date of the meeting, and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board declaring the dividend or allotment of rights is adopted, provided that the payment or allotment date shall not be more than sixty (60) days after the date of the adoption of the resolution.

     Section 7.08. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of a share or shares to receive dividends and to vote as such owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of Massachusetts.

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     Section 7.09.  STOCK LEDGER. The Corporation shall maintain in its principal office for the transaction of business an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. The stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

     Section 7.10. CLOSE CORPORATION. There shall not be more than thirty shareholders. The Corporation shall make no offering of any of its stock of any class which would constitute a public offering within the meaning of the United States Securities Act of 1933, as amended.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.01. DIVIDENDS. Dividends upon the stock of the Corporation may be declared by the Board of Directors, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of law and of the Certificate of Incorporation.

     Section 8.02. INDEMNIFICATION. The Corporation shall, to the extent legally permissible, indemnify each of its Directors, officers, employees and agents of the Corporation against all liabilities, including expenses, imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened by reason of his acts or omissions as such Director, officer, employee, or agent, unless in such action, suit or other proceeding he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation; PROVIDED, HOWEVER, that such indemnification shall not cover liabilities or expenses in connection with any matter which shall be disposed of through a compromise payment by such Director, officer, employee or agent, pursuant to the consent decree or otherwise, unless such compromise shall first be approved as in the best interests of the Corporation
(a) by a vote of Directors in which no interested Director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for Directors, not counting as outstanding any stock owned by any interested Director, officer, employee or agent of the Corporation and may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding; upon receipt of an agreement by the person indemnified, to repay such payment if he shall be finally adjudicated to be not entitled to such indemnification. As used in this paragraph, the terms "Director," "officer," "employee" and

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"agent" include their respective heirs, executors and administrators, and an
"interested" Director, officer, employee or agent is one against whom as such the action, suit or other proceeding in question or other action or suit or other proceeding on the the same or similar grounds is then pending or threatened.

     Section 8.03. ANNUAL STATEMENTS. The Board of Directors shall prepare or cause to be prepared full and correct statements of the affairs of the Corporation for each fiscal year, including a balance sheet and a financial statement of operations for that fiscal year, and shall present such statements at the next annual meeting of the stockholders held in the next fiscal year.

     Section 8.04. CHECKS, ETC. All checks, drafts, orders for the payment of money, notes, and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or other employee or employees as may from time to time be designated by the Board of Directors.

     Section 8.05. BONDS, DEEDS, AND CONTRACTS. In the absence of special authorization from the Board of Directors, all bonds, deeds, mortgages, leases, contracts, and other instruments to which the Corporation is authorized by the Board to be a party shall be signed by the President and countersignee by the Clerk or the Treasurer, and the officers may affix, or cause to be affixed, the seal of the Corporation to any such instrument if required. Whenever the Board expressly authorizes a particular officer of the Corporation to execute any bond, deed, mortgage, lease, contract, or other instrument on behalf of the Corporation, the officer who has been so designated may, without further resolution, sign the name of the Corporation and affix its seal to such instrument.

     Section 8.06. LICENSES AND PERMITS. All applications for permits, licenses, registrations, qualifications, and other rights directed to any department or agency of the government of the United States or of any state, district, or municipality thereby may be signed by the President or by such other officers as the Board of Directors may from time to time designate.

     Section 8.07. FISCAL YEAR. The fiscal year of the corporation shall end on May 31st unless otherwise fixed by resolution of the Board of Directors, and may be changed by resolution of the Board if the Board determines that a change would be desirable.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 9.01 AMENDMENTS Thes By-laws may be amended by at any meeting of the Stockholders called for that purpose by an affirmative vote of not less than fifty-one percent (51%) of the stock present or represented and voting on such a matter. The call for the meeting, or the waiver thereof, shall state the proposed alteration or amendment in general terms. Notice and conduct of meetings shall be as otherwise provided in these By-Laws.


     The undersigned, being the Secretary of the Corporation hereby certifies the foregoing to be the By-Laws of that Corporation as adopted at a meeting of the Stockholder held on November 29th, 1990.

Dated: November 29, 1990.


                                                /s/ Michel Coutu
                                                -----------------------------
                                                Michel Coutu
                                                Secretary


                                    BY-LAWS